UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 17, 2009

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on the Form 8-K filed on October 30, 2008, Dyax Corp. (the “Company” or “Dyax”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”) dated as of October 30, 2008. Pursuant to the Purchase Agreement, Dyax may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell shares of its common stock to Azimuth.  On April 20, 2009, we expect to settle with Azimuth on the purchase of 740,965 shares of our common stock under the Purchase Agreement at an aggregate purchase price of $1,562,775. We will receive estimated net proceeds from the sale of these shares of approximately $1,527,775 after deducting our estimated offering expenses, including a placement agent fee of $11,720 to Reedland Capital Partners. In connection with this sale pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-148317), Dyax is filing, as Exhibit 5.1 hereto, an opinion of its counsel, Edwards Angell Palmer & Dodge LLP. Dyax intends to use the net proceeds from its sale of common stock to Azimuth to fund its development and commercialization activities for DX-88, its lead product candidate for the treatment of acute attacks for hereditary angioedema, to fund its research and preclinical development activities, and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	April 17, 2009	By:	/s/ Ivana Magovevi-Liebisch
Ivana Magovevi-Liebisch
Executive Vice President of Administration and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Edwards Angell Palmer & Dodge LLP.